ASI Entertainment Inc. Announces Restructure

SEATTLE--(BUSINESS WIRE)--January 02, 2007 ASI Entertainment, Inc. (OTCBB:ASIQ) announced today that the Company's Board has received and ratified a restructuring proposal received from the majority stockholders of the company. The restructuring will become effective December 31, 2006.

Under the restructure:

a. ASI Entertainment, Inc. ("ASI") will distribute all of the ordinary shares of its subsidiary, ASIQ Pty. Ltd. ("ASIQ") to the stockholders of ASI in the same proportion as their stockholding in ASI.

b. Subsequent to the distribution of ASiQ shares, ASI will issue 32,216,664 shares of its common stock for $500,000.

c. ASI will acquire ASIQ's SafeCell Intellectual Property for $250,000 under payment terms to be agreed, and will agree to write off $1,800,000 debt owed to ASI by ASIQ.

On completion of the restructuring, ASI's subsidiary ASIQ will be privatised. ASIQ provides in-flight connectivity solutions for airline passengers and crew. ASiQ has contracts with Saudi Arabian Airlines and Air One for its internet based systems.

ASI's business will then comprise the ownership of the SafeCell Intellectual Property and will look to other synergistic investments.

SafeCell is an application for a patent of a new concept that allows cell phones to be operated in-flight, without interfering with the aircraft avionics and cellular ground networks.

ASI CEO, Mr Ron Chapman stated, "the restructuring is appropriate under current market conditions as it will generate working capital for both companies to further develop the products and programs, and will result in the current ASI shareholders retaining their investment in the airline communication business through ASIQ, as well as an investment in the SafeCell Intellectual Property in ASI."

Safe Harbor Disclosure:

Certain statements contained in this press release and periodic reports issued by ASI Entertainment, Inc., (ASIQ) (the "company"), that are not historical facts are "forward-looking" statements within the meaning of
Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the company, its directors, or its officers about the company and the industry in which it operates and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the company's strategies regarding growth and business expansion, including future acquisitions; (b) the company's financing plans; (c) trends affecting the company's financial condition or results of operations; (d) the company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the company's ability to respond to changes in customer demand and regulations. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix, and the geographic mix of sales. The company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: ASI Entertainment, Inc. Phil Shiels, +61 3 9016 3021 phil.shiels@asiq.com www.g3cars.com www.asiq.com